AMENDED AND RESTATED
BYLAWS
OF
TEREX CORPORATION
Dated as of May 14, 2025

ARTICLE I. OFFICES
1.1. Principal and Business Offices. The Corporation may have such principal and other business offices, either within or without the State of Delaware, as the Board of Directors may designate or as the business of the Corporation may require from time to time.
1.2. Registered Office. The registered office of the Corporation required by the Delaware General Corporation Law to be maintained in the State of Delaware may be, but need not be, identical with the principal office in the State of Delaware, and the address of the registered office may be changed from time to time by resolution of the Board of Directors or by the registered agent. The business office of the registered agent of the Corporation shall be identical to such registered office.
ARTICLE II. STOCKHOLDERS
2.1. Annual Meetings. (a) The annual meeting of the stockholders shall be held at such place, if any, on such date and at such time as may be fixed by or under the authority of the Board of Directors, for the purpose of electing directors and for the transaction of such other business as may come before the meeting.
(b) Nominations of persons for election to the Board of Directors of the Corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation's notice of meeting (or any supplement thereto), (ii) by or at the direction of the Board of Directors or any committee thereof or (iii) by any stockholder of the Corporation who was a stockholder of record at the time notice is delivered and at the time of the annual meeting of stockholders, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.1.
(c) For nominations or other business to be properly brought by a stockholder pursuant to clause (iii) of Section 2.1(b), the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, a stockholder's notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day, nor earlier than the close of business on the 120th day, in advance of the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days or delayed by more than sixty (60) days from such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made. In no event shall the adjournment or postponement of an annual meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder's notice as described above.
(d) Such stockholder's notice shall set forth
(i) as to each person whom the stockholder proposes to nominate for election or reelection as a director:
(A) the name, age, business address, and residence address of each nominee proposed in such notice,
(B) the principal occupation or employment of each such nominee,
(C) the class and number of shares of capital stock of the Corporation which are owned of record and beneficially by each such nominee (if any),
(D) all other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act") (including such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected; and
(E) a signed and completed written questionnaire with respect to the background and qualification of such person (which questionnaire shall be provided by the Secretary upon written request of any stockholder of record within ten (10) days of receiving such request) and a written statement and agreement executed by such person acknowledging that: (1) unless previously disclosed to the Corporation, such person is not, and will not become, a party to any voting agreement, arrangement, commitment, assurance or understanding with any person or entity as to how such person, if elected as a director, will vote on any issue, (2) unless previously disclosed to the Corporation, such person is not, and will not become, a party to any agreement, arrangement, or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with such person’s nomination for director or service as a director of the Corporation, (3) if elected as a director, such person would be in compliance, and will continue to comply, with the Corporation’s policies and guidelines applicable to directors and in effect during such person’s term in office as a director, and (4) if elected, such person intends to serve a full term on the Board of Directors;
(ii) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend the bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any substantial interest (within the meaning of Item 5 of Schedule 14A under the Exchange Act) in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and
(iii) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made, and if such stockholder or beneficial owner is an entity, as to each director, executive, managing member, or control person of such entity (any such individual or control person, a “Control Person”):

(A) the name and address of such stockholder, as they appear on the Corporation's books, and of such beneficial owner, if any, on whose behalf the nomination or other business proposal is being made,
(B) the class or series and number of shares of the Corporation which are owned as of the date of the stockholder’s notice beneficially and of record by such stockholder and such beneficial owner, and a representation that the stockholder will notify the Corporation in writing of the class and number of such shares owned of record or beneficially by such stockholder, the beneficial owner, and any Control Person as of the record date for the meeting within five (5) business days after the record date of such meeting,
(C) a description of any agreement, arrangement or understanding with respect to the nomination or other business proposal between or among such stockholder and/or such beneficial owner, any of their respective affiliates or associates, and any others acting in concert with any of the foregoing, including, in the case of a nomination, the nominee, including without limitation (1) any agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Schedule 13D under the Exchange Act and (2) any plans or proposals which relate to or would result in any action that would be required to be disclosed pursuant to Item 4 of Schedule 13D under the Exchange Act (in each case, regardless of whether the requirement to file a Schedule 13D under the Exchange Act is applicable), and a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five (5) business days after the record date for such meeting,
(D) a representation that the stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business or nomination,
(E) a representation whether the stockholder, the beneficial owner, if any, on whose behalf the nomination or other business proposal is being made, any Control Person, or any other participant (as defined in Item 4 of Schedule 14A under the Exchange Act) will engage in a solicitation with respect to such nomination or other business proposal and, if so, the name of each participant in such solicitation; and a statement (1) confirming whether the stockholder, beneficial owner, or any Control Person intends, or is part of a group that (x) in the case of a nomination, intends to solicit proxies or votes in support of such director nominees or nomination in accordance with Rule 14a-19 under the Exchange Act, including but not limited to, delivering a proxy statement and form of proxy and soliciting at least the percentage of voting power of all of the shares of the Corporation’s outstanding stock required under applicable law to elect the nominee, and (y) in the case of a business proposal, intends to deliver a proxy statement and form of proxy and solicit at least the percentage of voting power of all of the shares of the Corporation’s outstanding stock required under applicable law to approve the proposal; and (2) confirming whether or not any such stockholder, beneficial owner, or any Control Person intends to otherwise solicit proxies from stockholders in support of such nomination or other business proposal,
(F) the names and address of other stockholders (including beneficial and record owners and Control Persons) known by the stockholder to support financially the nomination or other business proposal, and to the extent known, the class and number of all shares of the Corporation’s stock owned beneficially or of records by such other stockholders (including beneficial and record owners and Control Persons),
(G) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, and
(H) a description of all Derivative Transactions (as defined below) by such stockholder and such beneficial owner, if any, during the previous 12-month period, including the date of the transactions and the class, series and number of securities involved in, and the material economic terms of the transactions, and a representation that the stockholder will notify the Corporation in writing of any such agreement, arrangement, or understanding in effect as of the record date for the meeting within five (5) business days after the record date for such meeting.

“Derivative Transaction” by a person shall mean any (A) transaction in, or arrangement, agreement or understanding with respect to, any option, warrant, convertible security, stock appreciation right or similar right with an exercise, conversion or exchange privilege, or settlement payment or mechanism related to, any security of the Corporation, or any similar instrument with a value derived in whole or in part from the value of a security of the Corporation, in any such case whether or not it is subject to settlement in a security of the Corporation or otherwise and (B) transaction, arrangement, agreement or understanding which included or includes an opportunity for such person, directly or indirectly, to profit or share in any profit derived from any increase or decrease in the value of any security of the Corporation, to mitigate any loss or manage any risk associated with any increase or decrease in the value of any security of the Corporation or to increase or decrease the number of securities of the Corporation which such person was, is or will be entitled to vote, in any case whether or not it is subject to settlement in a security of the Corporation or otherwise. The foregoing notice requirements of this Section 2.1(d) shall be deemed satisfied by a stockholder with respect to business other than a nomination if the stockholder has notified the Corporation of his, her or its intention to present a proposal at an annual meeting in compliance with applicable rules and regulations promulgated under the Exchange Act and such stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such annual meeting. The Corporation may require any proposed nominee to furnish such other information as the Corporation may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation.
(e) The number of nominees a stockholder may nominate for election (or in the case of a stockholder giving notice on behalf of a beneficial owner, the number of nominees a stockholder may nominate for election on behalf of the beneficial owner) shall not exceed the number of directors to be elected by stockholders generally at such meeting. Notwithstanding anything in the second sentence of Section 2.1(c) to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the Corporation at least one hundred (100) days prior to the first anniversary of the preceding year's annual meeting, a stockholder's notice required by this Section 2.1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the Corporation.
(f) Only such persons who are nominated in accordance with the procedures set forth in these bylaws shall be eligible to be elected at any meeting of stockholders and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in these bylaws. The chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these bylaws (including whether the stockholder or beneficial owner, if any, on whose behalf the nomination or proposal is made solicited (or is part of a group which solicited) or did not so solicit, as the case may be, proxies or votes in support of such stockholder's nominee or proposal in compliance with such stockholder's representation as required by Section 2.1 of these bylaws). If any proposed nomination or other business was not made or proposed in compliance with these bylaws or if any stockholder, beneficial owner, or any nominee for director acted contrary to any representation or other agreement required by these bylaws (or with any law, rule, or regulation identified therein) or provided false or misleading information to the Corporation, then except as otherwise required by law the chairman of the meeting shall have the power and duty to declare that such defective proposed business or nomination shall be disregarded.
(g) If any stockholder provides notice pursuant to Rule 14a-19 under the Exchange Act, such stockholder shall deliver to the Corporation, no later than five (5) business days prior to the applicable meeting, reasonable evidence that it has met all of the applicable requirements of Rule 14a-19 under the Exchange Act. Without limiting the other provisions and requirements of these bylaws, unless otherwise required by law, if any stockholder provides such notice and either (A) fails to comply with the requirements of Rule 14a-19 under the Exchange Act, or (B) fails to timely provide reasonable evidence of such compliance as required by this Section 2.1(g), then the stockholder’s nomination of each such proposed nominee shall be disregarded, notwithstanding that the nominee is included as a nominee in the Corporation’s proxy statement, notice of meeting, or other proxy materials for any annual meeting (or any supplement thereto) and the Corporation shall disregard any proxies or votes solicited for such stockholder’s nominees.

(h) For purposes of these bylaws, "public announcement" shall include disclosure in a press release reported by the Dow Jones News Service, Associated Press or a comparable national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14, or 15(d) of the Exchange Act.
(i) Notwithstanding the foregoing provisions of this Section 2.1, nothing in these bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.
(j) Notwithstanding the foregoing provisions of this Section 2.1, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or other business, such nomination shall be disregarded and such proposed other business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2.1, to be considered a qualified representative of a stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.
(k) Notwithstanding the foregoing provisions of this Section 2.1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 2.1; provided however, that any references in these bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to this Section 2.1 (including Section 2.1(b)(iii)), and compliance with Section 2.1(b)(iii) shall be the exclusive means for a stockholder to make nominations or submit other business (other than, as provided in the penultimate sentence of Section 2.1(d), business other than nominations brought properly under and in compliance with Rule 14a-8 of the Exchange Act, as may be amended from time to time). Nothing in this Section 2.1 shall be deemed to affect any rights (a) of stockholders to request inclusion of proposals or nominations in the Corporation’s proxy statement pursuant to applicable rules and regulations promulgated under the Exchange Act or

(b) of the holders of any series of Preferred Stock to elect directors pursuant to any applicable provisions of the certificate of incorporation.
2.2. Special Meetings. (a) Except as otherwise set forth in the certificate of incorporation, special meetings of the stockholders, for any purpose or purposes, unless otherwise prescribed by statute, may be called by the Board of Directors, but such special meetings may not be called by any other person or persons. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation's notice of meeting.
(b) Nominations for election to the Board of Directors may be made at a special meeting of stockholders at which directors are to be selected pursuant to the Corporation’s notice of meeting (i) by or at the direction of the Board of Directors or any committee thereof or (ii) provided that the Board of Directors has determined that directors shall be elected at such meeting, by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice provided for in this Section 2.2, who is entitled to vote at the meeting and who complied with the notice procedures set forth in this Section 2.2. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more directors to the Board of Directors, any such stockholder entitled to vote in such election of directors may nominate a person or persons (as the case may be) for election to such positions(s) as specified in the Corporation's notice of meeting, if the stockholder’s notice complies with the notice requirements set forth in Section 2.1(d), the other requirements set forth in Sections 2.1(e) – (k) and is delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to the date of such special meeting or the close of business on the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment or postponement of a special meeting (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholders' notice as described above.
2.3. Place of Meeting. The Board of Directors may designate any place, either within or without the State of Delaware, as the place of meeting for any annual meeting or for any special meeting called by the Board of Directors. If no designation is made or if a special meeting be otherwise called, the place of meeting shall be at the principal executive offices of the

Corporation. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communications as authorized by Delaware law.
2.4. Notice of Meeting. Written notice stating the place, if any, day and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining the stockholders entitled to vote at the meeting (if such date is different from the record date for stockholders entitled to notice of the meeting) and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered to each stockholder of record entitled to vote at such meeting not less than ten (10) days nor more than sixty (60) days before the date of the meeting (unless a different period is required by law), either personally or by mail (including electronic transmission by the Corporation), by or at the direction of the President or the Secretary or other officer or persons calling the meeting, addressed to such stockholder at such stockholder’s physical or electronic address appearing on the books of the Corporation or given by such stockholder to the Corporation for the purpose of notice. If sent by physical mail, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the stockholder at his address as it appears on the stock record books of the Corporation, with postage thereon prepaid.
2.5. Adjournment. The Board of Directors may adjourn, postpone or reschedule any previously scheduled annual or special meeting. At the adjourned meeting, the Corporation may transact any business which might have been transacted at the original meeting. No notice of the time or place of an adjournment need be given if the time and place are provided in accordance with applicable law. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record as of the record date so fixed for notice of such adjourned meeting.
2.6. Fixing of Record Date. (a) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the

Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for the determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.
(b) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which shall not precede the date upon which the resolution fixing the record date is adopted, and which shall not be more than sixty (60) days prior to such other action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.
(c) Unless otherwise restricted by the certificate of incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.
2.7. List of Stockholders Entitled to Vote. The Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of ten (10) days ending on the day before the meeting date: (a) on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of meeting; or (b) during ordinary business hours at the principal place of business of the Corporation. Except as provided by applicable law, the stock ledger of the Corporation shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Section 2.7 or to vote in person or by proxy at any meeting of stockholders.
2.8. Quorum; Required Vote. Except as otherwise provided in the certificate of incorporation or as may be required by law, a quorum at a meeting of stockholders will exist if shares of the Corporation holding a majority of all votes entitled to be cast at such meeting are represented in person or by proxy. Where a separate vote by a class or classes is required, a majority of the shares of such class or classes present in person or represented by proxy shall constitute a quorum entitled to take action with respect to that vote on that matter. In all matters other than the election of directors, the affirmative vote of the holders of a majority of the votes represented at the meeting in person or by proxy voting together as one class shall be the act of the stockholders, unless a greater vote is required by law or the certificate of incorporation. If a quorum shall fail to attend any meeting, the chairman of the meeting may adjourn the meeting to another place, date, or time. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified.

2.9. Conduct of Meeting. (a) Such person as the Board of Directors may have designated or, in the absence of such a person, the Chairman of the Board, or, in his or her absence, the President or, in his or her absence, such person as may be chosen by the holders of a majority of the shares entitled to vote who are present, in person or by proxy, shall call to order any meeting of the stockholders and act as chairman of the meeting. In the absence of the Secretary of the Corporation, the secretary of the meeting shall be such person as the chairman appoints.
(b) The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the person presiding over the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the person presiding over any meeting of stockholders shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such presiding person, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding person of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the presiding person of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. The presiding person at any meeting of stockholders, in addition to making any other determinations that may be appropriate to the conduct of the meeting, shall, if the facts warrant, determine and declare to the meeting that a matter or business was not properly brought before the meeting and if such presiding person should so determine, such presiding person shall so declare to the meeting and any such matter or business not properly brought before the meeting shall not be transacted or considered. Unless and to the extent determined by the Board of Directors or the person presiding over the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

2.10. Proxies. At any meeting of the stockholders, every stockholder entitled to vote may vote in person or by proxy authorized by an instrument in writing or by a transmission permitted by law filed with the Corporation in accordance with Section 116 of the Delaware General Corporation Law and the procedure established for the meeting, provided that such authorization shall set forth, or be delivered with, information enabling the Corporation to determine the identity of the stockholder granting such authorization. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission created pursuant to this paragraph may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. Unless otherwise provided in the proxy and supported by sufficient interest, a proxy may be revoked at any time before it is voted, either by written notice filed with the Secretary or the acting secretary of the meeting or by oral notice given by the stockholder to the presiding officer during the meeting. The presence of a stockholder who has filed his proxy shall not of itself constitute a revocation. No proxy shall be valid after three (3) years from the date of its execution, unless otherwise provided in the proxy. The Board of Directors shall have the power and authority to make rules establishing presumptions as to the validity and sufficiency of proxies. Any stockholder soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for the exclusive use by the Board of Directors.
2.11. Voting of Shares. (a) Unless otherwise required by law, each outstanding share of stock of the Corporation shall be entitled to that number of votes, if any, upon each matter submitted to a vote at a meeting of stockholders as provided in or in accordance with the certificate of incorporation.
(b) All voting, including on the election of directors but excepting where otherwise required by law, may be by a voice vote; provided, however, that upon demand therefore by a stockholder entitled to vote or by his or her proxy, a stock vote shall be taken. Every stock vote shall be taken by written ballots, each of which shall state the name of the stockholder or proxy voting and such other information as may be required under the procedure established for the meeting. If authorized by the Board of Directors, such requirement of a written ballot shall be satisfied by a ballot submitted by electronic transmission, provided that any such electronic transmission must either set forth or be submitted with information from which it can be determined that the electronic transmission was authorized by the stockholder or proxy holder.

(c) The Board of Directors shall, in advance of any meeting of stockholders, appoint one or more inspectors, who may be employees of the Corporation, to act at the meeting or any adjournment thereof and make a written report thereof. The Board of Directors may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the person presiding at the meeting shall appoint one or more inspectors to act at the meeting. Each inspector, before entering upon the discharge of his duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his ability. The inspector or inspectors may appoint or retain other persons or entities to assist the inspector or inspectors in the performance of their duties. No person who is a candidate for office at an election may service as an inspector at such election. In determining the validity and counting of proxies and ballots cast at any meeting of stockholders, the inspector or inspectors may consider such information as is permitted by applicable law. Every vote taken by ballots shall be counted by a duly appointed inspector or inspectors.
2.12. Voting of Shares by Certain Holders. (a) Other Corporations. Shares standing in the name of another Corporation may be voted either in person or by proxy, by the president of such Corporation or any other officer appointed by such president. A proxy executed by any principal officer of such other Corporation or assistant thereto shall be conclusive evidence of the signer's authority to act, in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, of the designation of some other person by the board of directors or the bylaws of such other Corporation.
(b) Legal Representatives and Fiduciaries. Shares held by any administrator, executor, guardian, conservator, trustee in bankruptcy, receiver, or assignee for creditors may be voted by duly executed proxy, without a transfer of such shares to his name. Shares standing in the name of a fiduciary may be voted by him, either in person or by proxy. A proxy executed by a fiduciary shall be conclusive evidence of the signer's authority to act in the absence of express notice to this Corporation, given in writing to the Secretary of this Corporation, that such manner of voting is expressly prohibited or otherwise directed by the document creating the fiduciary relationship.
(c) Pledgees. A stockholder whose shares are pledged shall be entitled to vote such shares unless in the transfer of the shares the pledger has expressly authorized the pledgee to vote the shares and thereafter the pledgee or his proxy shall be entitled to vote the shares so transferred.
(d) Treasury Stock and Subsidiaries. Neither treasury shares, nor shares held by another Corporation if a majority of the shares entitled to vote for the election of directors of such other Corporation is held by this Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares entitled to vote, but shares of its own issue held by this Corporation in a fiduciary capacity or held by such other Corporation in a fiduciary capacity may be voted and shall be counted in determining the total number of outstanding shares entitled to vote.
(e) Joint Holders. Shares of record in the names of two or more persons or shares to which two or more persons have the same fiduciary relationship, unless the Secretary of the Corporation is given notice otherwise and furnished with a copy of the instrument creating the relationship, may be voted as follows:
(i) If voted by an individual, his vote binds all holders.
(ii) If voted by more than one holder, the majority vote binds all, unless the vote is evenly split in which case the shares may be voted proportionally, or according to the ownership interest as shown in the instrument filed with the Secretary of the Corporation.
2.13. Waiver of Notice by Stockholders. Whenever any notice is required to be given to any stockholder of the Corporation under the certificate of incorporation or bylaws or any provision of the Delaware General Corporation Law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the stockholder entitled to such notice, shall be deemed equivalent to the giving of such notice. Attendance of a person at a meeting shall constitute waiver of notice of such meeting, except when the person attends for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Neither the business nor purpose of any regular or special meeting of stockholders, directors or members of a committee of directors need be specified in the waiver. Any stockholder so waiving notice of the meeting shall be bound by the proceedings of the meeting in all respects as if due notice thereof had been given.
2.14. Action by Stockholders Without a Meeting. Whenever the vote of stockholders at a meeting is required or permitted in connection with any corporate action, the meeting and vote may be dispensed with if the action is consented to in writing, or by other electronic transmission, by the holders of shares on a record date fixed by the Board of Directors having at least the minimum number of votes that would be required to authorize the action at a meeting at which all shares entitled to vote were present and voted. Any stockholder who would be entitled at a meeting to propose stockholder action with regard to a matter will have the right to request that the Board of Directors fix a record date for the taking of the action by written consent, which request will contain all the information which would be required under this Article 2 to propose the action for a vote of stockholders at an in person meeting. If the Board of Directors does not within thirty (30) days after it is properly requested to do so fix a record date that is not later than forty-five (45) days after the date of the request, the record date will automatically be the forty-fifth (45th) day after the date of the request. Notwithstanding anything to the contrary, directors may not be elected by written consent except by unanimous written consent of all shares entitled to vote for the election of directors.
ARTICLE III. BOARD OF DIRECTORS
3.1. Number, Election, and Term of Directors. Subject to the rights of the holders of any series of preferred stock to elect directors under specified circumstances, the number of directors shall be fixed from time to time exclusively by the Board of Directors pursuant to a resolution adopted by a majority of the total number of directors which the Corporation would have if there were no vacancies. Except as provided in Section 3.2, each director shall be elected by the vote of the majority of the votes cast with respect to the director at any meeting for the election of directors at which a quorum is present, provided that if as of a date that is fourteen (14) days in advance of the date the Corporation files its definitive proxy statement (regardless of whether or not thereafter revised or supplemented) with the Securities and Exchange Commission the number of nominees exceeds the number of directors to be elected, the directors shall be elected by the vote of a plurality of the shares represented in person or by proxy at any such meeting and entitled to vote on the election of directors. For purposes of this Section, a majority of the votes cast means that the number of shares voted "for" a director must exceed the number of votes cast "against" that director. The Governance and Nominating Committee has established procedures under which any director who is not elected shall offer to tender his or her resignation to the Board. The Governance and Nominating Committee will make a recommendation to the Board on whether to accept or reject the resignation, or whether other action should be taken. The Board will act on the Governance and Nominating Committee's recommendation within 90 days from the date of the certification of the election results. Except as otherwise set forth in the certificate of incorporation, each director shall hold office until the next annual meeting of stockholders and until his successor shall have been elected and qualified, or until his prior death, resignation or removal. Directors need not be residents of the State of Delaware or stockholders of the Corporation.
3.2. Newly Created Directorships and Vacancies. Subject to applicable law and to the rights of the holders of any series of preferred stock with respect to such series of preferred stock, and unless the Board of Directors otherwise determines, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority vote of the directors then in office, though less than a quorum, and directors so chosen shall hold office for a term expiring at the annual meeting of stockholders at which the term of office to which they have been elected expires and until such director's successor shall have been duly elected and qualified. No decrease in the number of authorized directors constituting the entire Board of Directors shall shorten the term of any incumbent director.
3.3. Removal and Resignation. Except as otherwise set forth in the certificate of incorporation or prohibited by applicable law, a director may be removed from office by affirmative vote of a majority of the votes represented by outstanding shares entitled to vote for the election of such director taken at a meeting of stockholders. A director may resign at any time by filing his written resignation with the Secretary of the Corporation.
3.4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after the annual meeting of stockholders and each adjourned session thereof. The place of such regular meeting shall be the same as the place of the meeting of stockholders which precedes it, or such other suitable place as may be announced at such meeting of stockholders. The Board of Directors may provide, by resolution, the time and place, either within or without the State of Delaware, for the holding of additional regular meetings without other notice than such resolution.
3.5. Special Meetings. Except as otherwise set forth in the certificate of incorporation, special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, President, Secretary or any two (2) or more directors. The individual(s) calling any special meeting of the Board of Directors may fix any place, either within or without the State of

Delaware, as the place for holding any special meeting of the Board of Directors called by them, and if no other place is fixed the place of the meeting shall be at the principal executive offices of the Corporation.
3.6 Notice; Waiver. Notice of each special meeting of the Board of Directors shall be given by written notice to each director at his business address or at such other address as such director shall have designated in writing filed with the Secretary, by mailing such notice not less than seventy-two (72) hours prior thereto or by personal delivery, telephone, facsimile transmission or other electronic transmission of such notice not less than twenty-four (24) hours prior thereto. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. Whenever any notice whatever is required to be given to any director of the Corporation under the certificate of incorporation or bylaws or any provision of law, a waiver thereof in writing, signed at any time, whether before or after the time of meeting, by the director entitled to such notice, shall be deemed equivalent to the giving of such notice. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the sole purpose of objecting thereat to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.
3.7. Adjourned Meetings. A majority of the directors present at any meeting of the Board of Directors, including an adjourned meeting, whether or not a quorum is present, may adjourn and reconvene such meeting to another time and place. At least twenty-four (24) hours’ notice of any adjourned meeting of the Board of Directors shall be given to each director whether or not present at the time of the adjournment, if such notice shall be given by one of the means specified in Section 3.6 hereof other than by mail, or at least three days’ notice if by mail. Any business may be transacted at an adjourned meeting that might have been transacted at the meeting as originally called.
3.8. Quorum. Except as otherwise provided by law or by the certificate of incorporation or these bylaws, the presence of a majority of the total number of directors on the Board of Directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors.

3.9. Manner of Acting. The vote of a majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the act of a greater number is required by law or by the certificate of incorporation or these bylaws.
3.10. Conduct of Meetings. The Chairman of the Board of Directors or, in his absence, the President or, in their absence, any director chosen by the directors present, shall call meetings of the Board of Directors to order and shall act as chairman of the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors but in the absence of the Secretary, the presiding officer may appoint any Assistant Secretary or any director or other person present to act as secretary of the meeting.
3.11. Powers. The Board of Directors may, except as otherwise required by law, exercise all such powers and do all such acts and things as may be exercised or done by the Corporation, including, without limiting the generality of the foregoing, the unqualified power:
(a) To declare dividends from time to time in accordance with law;
(b) To purchase or otherwise acquire any property, rights or privileges on such terms as it shall determine;
(c) To authorize the creation, making, and issuance, in such form as it may determine, of written obligations of every kind, negotiable or non-negotiable, secured or unsecured, and to do all things necessary in connection therewith;
(d) To remove any officer of the Corporation with or without cause, and from time to time to devolve the powers and duties of any officer upon any other person for the time being;
(e) To confer upon any officer of the Corporation the power to appoint, remove and suspend subordinate officers, employees and agents;
(f) To adopt from time to time such stock option, stock purchase, bonus or other compensation plans for directors, officers, employees and agents of the Corporation and its subsidiaries as it may determine;
(g) To adopt from time to time such insurance, retirement, and other benefit plans for directors, officers, employees, and agents of the Corporation and its subsidiaries as it may determine; and

(h) To adopt from time to time regulations, not inconsistent with these bylaws, for the management of the Corporation's business and affairs.
3.12. Compensation. (a) Unless otherwise restricted by the certificate of incorporation, the Board of Directors shall have the authority to fix the compensation of the directors. The directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and/or may be paid a fixed sum for attendance at each meeting of the Board of Directors and/or paid a stated salary and/or paid other compensation as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed compensation for serving on a committee and/or attending committee meetings.
(b) The Board of Directors shall also shall have authority to provide for or delegate authority to an appropriate committee to provide for reasonable pensions, disability or death benefits, and other benefits or payments, to directors, officers and employees and to their estates, families, dependents or beneficiaries on account of prior services rendered by such directors, officers and employees to the Corporation.
3.13. Presumption of Assent. Solely for the purposes of Section 174 of the Delaware General Corporation Law, a director of the Corporation who is present at a meeting of the Board of Directors or a committee thereof of which he is a member at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless his dissent shall be entered in the minutes of the meeting or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof or shall forward such dissent by registered mail to the Secretary of the Corporation immediately after the adjournment of the meeting. Such right to dissent shall not apply to a director who voted in favor of such action.
3.14. Unanimous Consent without Meeting. Unless otherwise restricted by the certificate of incorporation or these bylaws, any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all directors of the Board of Directors or members of such committee, as the case may be, consent thereto in writing or by electronic transmission and any consent may be documented, signed, and delivered in any manner permitted by Section 116 of the Delaware General Corporation Law. After an action is taken, the consent or consents relating thereto shall be filed with the minutes of proceedings of the Board of Directors or committee in accordance with applicable law.
3.15. Telephonic Meetings Permitted. Members of the Board of Directors, or any committee designated by the Board of Directors, may participate in a meeting thereof by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this bylaw shall constitute presence in person at such meeting.
ARTICLE IV. COMMITTEES
4.1. Committees of the Board of Directors. The Board of Directors, by a majority vote as provided for in Section 3.9, may from time to time designate one or more committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect a director or directors to serve as the member or members, designating, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether or not he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member.
4.2. Conduct of Business. Each committee may determine the procedural rules for meeting and conducting its business and shall act in accordance therewith, except as otherwise provided herein or required by law. Adequate provision shall be made for notice to members of all meetings; one-third (1/3) of the members shall constitute a quorum unless the committee shall consist of one (1) or two (2) members, in which event one (1) member shall constitute a quorum; and all matters shall be determined by a majority vote of the members present at any meeting at which there is a quorum. Action may be taken by any committee without a meeting if all members thereof consent thereto in writing, and the writing or writings are filed with the minutes of the proceedings of such committee.
ARTICLE V. OFFICERS

5.1. Number. The principal officers of the Corporation shall be an Executive Chairman, if applicable, a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board of Directors. Any number of offices may be held by the same person.
5.2. Election and Term of Office. The officers of the Corporation to be elected by the Board of Directors shall be elected annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of the stockholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as conveniently may be. Each officer shall hold office until his successors shall have been duly elected or until his prior death, resignation or removal. Any officer may resign at any time upon written notice to the Corporation. Failure to elect officers shall not dissolve or otherwise affect the Corporation.
5.3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the Corporation will be served thereby by the majority vote of the members of the Board of Directors then in office. Such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment shall not of itself create contract rights.
5.4. Vacancies. A vacancy in any principal office because of death, resignation, removal, disqualification or otherwise, shall be filled by appointment made by the Board of Directors for the unexpired portion of the term.
5.5 The Chairman of the Board. The Board of Directors shall elect one of its members as either an Executive Chairman or a Non-Executive Chairman (the “Chairman”).
(a) Executive Chairman. The Executive Chairman, if one shall have been elected or appointed, shall exercise such powers and perform such duties as shall be determined from time to time by resolution of the Board of Directors. The duties and responsibilities of the Executive Chairman shall include, but is not limited to, (i) set the agenda for meetings of the Board of Directors in consultation with the President, (ii) preside at the meetings of the Board of Directors, (iii) collaborating with the President on major initiatives, (iv) assist the President and other senior officers, (v) generally serve as a resource for the President, and (vi) serve as a facilitator of communication between the officers of the Corporation and the Board of Directors. He/she shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business or which shall be authorized by resolution of the board of directors; and, except as otherwise provided by law or the Board of Directors, he/she may authorize any other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In his/her capacity as Executive Chairman, he/she shall be an officer of the Corporation.
(b) Non-Executive Chairman. The primary responsibility of the Non-Executive Chairman, if one shall have been elected or appointed is to (i) set the agenda for meetings of the Board of Directors in consultation with the CEO, (ii) preside at the meetings of the Board of Directors, and (iii) serve as a facilitator of communication between the officers of the Corporation and the Board of Directors. The Non-Executive Chairman shall have such other powers and duties usually and customarily associated with the position of a non-executive Chairman and shall have such other powers and duties as may be assigned to him by the Board of Directors. In his/her capacity as Non-Executive Chairman, he/she shall not be an officer of the Corporation.
5.6. The President. The President shall be the chief executive officer of the Corporation and the chief operating officer of the Corporation and, subject to the control of the Board of Directors, shall assist the Chairman of the Board in supervising and controlling all of the business and affairs of the Corporation. In the absence of the Chairman of the Board or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the Chairman of the Board to act personally, until the Board has selected or appointed an interim or successor to the Chairman, the President shall perform the duties of the Chairman of the Board and, when so acting, shall have all the powers of and be subject to all the restrictions upon the Chairman of the Board. He shall, in the absence of the Chairman of the Board, when present, preside at all meetings of the stockholders and of the Board of Directors. He shall have authority, subject to such rules as may be prescribed by the Board of Directors and to the approval of the Chairman of the Board, to appoint such agents and employees of the Corporation as he shall deem necessary, to prescribe their powers, duties and compensation, and to delegate authority to them. Such agents and employees shall hold office at the discretion of the President. He shall have authority to sign, execute and acknowledge, on behalf of the Corporation, all deeds, mortgages, bonds, stock certificates, contracts, leases, reports and all other documents or instruments necessary or proper to be executed in the course of the Corporation's regular business, or which shall be authorized by resolution of the Board of Directors; and, except as otherwise provided by law or the Board of Directors, he may authorize any Vice President or other officer or agent of the Corporation to sign, execute and acknowledge such documents or instruments in his place and stead. In general, he shall perform all duties incident to the office of President and such other duties as may be prescribed by the Board of Directors from time to time.
5.7. The Vice Presidents. In the absence of the President or in the event of his death, inability or refusal to act, or in the event for any reason it shall be impracticable for the President to act personally, the Vice President (or, in the event there shall be more than one Vice President, the Vice Presidents in the order designated by the Board of Directors, or in the absence of such designation, then in the order of their election) shall perform the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President. Any Vice President may sign, with the Secretary or Assistant Secretary, certificates for shares of the Corporation; and shall perform such other duties and have such authority as from time to time may be delegated or assigned to him by the President or the Board of Directors. The execution of any instrument of the Corporation by any Vice President shall be conclusive evidence, as to third parties, of his authority to act in the stead of the President.
5.8. The Secretary. The Secretary shall: (a) keep the minutes of the meetings of the stockholders and the Board of Directors in one or more books provided for the purpose; (b) attest instruments to be filed with the Secretary of State; (c) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law; (d) be custodian of the corporate records and of the seal of the Corporation, if any, and see that the seal of the Corporation, if any, is affixed to all documents the execution of which on behalf of the Corporation under its seal is duly authorized; (e) keep or arrange for the keeping of a register of the post office address of each stockholder which shall be furnished to the Secretary by such stockholders; (f) sign with the Executive Chairman, the President or any Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by resolution of the Board of Directors; (g) have general charge of the stock transfer books of the Corporation; and (h) in general perform all duties incident to the office of the Secretary and have such other duties and exercise such authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors.

5.9. The Treasurer. The Treasurer shall: (a) have charge and custody of and be responsible for all funds and securities of the Corporation; (b) receive and give receipts for moneys due and payable to the Corporation from any source whatsoever, and deposit all such moneys in the name of the Corporation in such banks, trust companies or other depositories as may be designated as depositories in the manner provided by resolution of the Board of Directors; and (c) in general perform all of the duties and exercise such other authority as from time to time may be delegated or assigned to him by the President or by the Board of Directors. If required by the Board of Directors, the Treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the Board of Directors shall determine.
5.10. Assistant Secretaries and Assistant Treasurers. There shall be such number of Assistant Secretaries and Assistant Treasurers as the Board of Directors may from time to time authorize. The Assistant Secretaries may sign with the President or any Vice President certificates for shares of the Corporation the issuance of which shall have been authorized by a resolution of the Board of Directors. The Assistant Treasurers shall respectively, if required by the Board of Directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the Board of Directors shall determine. The Assistant Secretaries and Assistant Treasurers, in general, shall perform such duties and have such authority as shall from time to time be delegated or assigned to them by the Secretary or the Treasurer, respectively, or by the President or the Board of Directors.
5.11. Other Assistants and Acting Officers. The Board of Directors shall have the power to appoint any person to act as assistant to any officer, or as agent for the Corporation in his stead, or to perform the duties of such officer whenever for any reason it is impracticable for such officer to act personally, and such assistant or acting officer or other agent so appointed by the Board of Directors shall have the power to perform all the duties of the office to which he is so appointed to be an assistant, or as to which he is so appointed to act, except as such power may be otherwise defined or restricted by the Board of Directors.
5.12. Salaries. The salaries of the principal officers shall be fixed from time to time by the Board of Directors or by a duly authorized committee thereof, and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the Corporation.

5.13. Delegation of Authority. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officers or agents, notwithstanding any provision hereof.
5.14. Action with Respect to Securities of Other Corporations. Unless otherwise directed by the Board of Directors, the President or any officer of the Corporation authorized by the President shall have power to vote and otherwise act on behalf of the Corporation, in person or by proxy, at any meeting of stockholders of or with respect to any action of stockholders of any other Corporation in which this Corporation may hold securities and otherwise to exercise any and all rights and powers which this Corporation may possess by reason of its ownership of securities in such other Corporation.
ARTICLE VI. CONTRACTS, CHECKS AND SPECIAL CORPORATE ACTS
6.1. Contracts. The Board of Directors may authorize any officer or officers, agent or agents, to enter into any contract or execute or deliver any instrument in the name of and on behalf of the Corporation, and such authorization may be general or confined to specific instances. In the absence of other designation, all deeds, mortgages and instruments or assignment or pledge made by the Corporation shall be executed in the name of the Corporation by the Executive Chairman, the President or any Vice President and by the Secretary, an Assistant Secretary, the Treasurer or an Assistant Treasurer; the Secretary or an Assistant Secretary, when necessary or required, shall affix the corporate seal, if any, thereto; and when so executed no other party to such instrument or any third party shall be required to make any inquiry into the authority of the signing officer or officers.
6.2. Checks, Drafts, etc. All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, shall be signed by such officer or officers, agent or agents of the Corporation and in such manner as shall from time to time be determined by or under the authority of a resolution of the Board of Directors.
6.3. Voting of Securities Owned by this Corporation. Subject always to the specific directions of the Board of Directors, (a) any shares or other securities issued by any other Corporation and owned or controlled by this Corporation may be voted at any meeting of security holders of such other Corporation by the Executive Chairman, the President, any Vice President, the Treasurer, or the Secretary of this Corporation, and (b) whenever, in the judgment of the Executive Chairman or in his absence, of the President, or in their absence, any Vice

President, it is desirable for this Corporation to execute a proxy or written consent in respect to any shares or other securities issued by any other Corporation and owned by this Corporation, such proxy or consent shall be executed in the name of this Corporation by the Executive Chairman, the President, any Vice President, the Treasurer or the Secretary of this Corporation, without necessity of any authorization by the Board of Directors, affixation of corporate seal, if any, or countersignature or attestation by another officer. Any person or persons designated in the manner above stated as the proxy or proxies of this Corporation shall have full right, power and authority to vote the shares or other securities issued by such other Corporation and owned by this Corporation the same as such shares or other securities might be voted by this Corporation.
ARTICLE VII. CERTIFICATES FOR SHARES AND THEIR TRANSFER
7.1. Certificates for Shares. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of stock shall be uncertificated shares that may be evidenced by a book-entry system maintained by the registrar of such stock. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Certificates representing shares of the Corporation shall be in such form, consistent with law, as shall be determined by the Board of Directors. Such certificates shall be signed by, or in the name of, the Corporation by any two authorized officers of the Corporation. All certificates for shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with the number of shares and date of issue, shall be entered on the stock transfer books for the Corporation. All certificates surrendered to the Corporation for transfer shall be canceled and no new certificate shall be issued (to the extent that the stock remains represented by certificates) until the former certificate for a like number of shares shall have been surrendered and canceled, except as provided in Section 7.6.
7.2. Facsimile Signatures. The signatures of any officers of the Corporation upon a certificate may be facsimiles if the certificate is manually signed on behalf of a transfer agent, or a registrar, other than the Corporation itself or an employee of the Corporation.
7.3. Signature by Former Officers. In case any officer, who has signed or whose facsimile signature has been placed upon any certificate for shares, shall have ceased to be such officer before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.
7.4. Transfer of Shares. Prior to due presentment of a certificate for shares for registration of transfer the Corporation may treat the registered owner of such shares represented by certificates as the person exclusively entitled to vote, to receive notifications and otherwise to have and exercise all the rights and power of an owner. Transfers of shares shall be made on the books of the Corporation kept at an office of the Corporation only by the direction of the registered holder thereof or such person’s attorney, lawfully constituted in writing, and, in the case of certificated shares, upon the surrender to the Corporation or its transfer agent or other designated agent of the certificate thereof, which shall be cancelled before a new certificate or uncertificated shares shall be issued. Where a certificate for shares is presented to the Corporation with a request to register for transfer or where transfer instructions are received with respect to uncertificated shares, the Corporation shall not be liable to the owner or any other person suffering loss as a result of such registration of transfer if (a) there were on or with the certificate or transfer instructions the necessary endorsements, and (b) the Corporation had no duty to inquire into adverse claims or has discharged any such duty. The Corporation may require reasonable assurance that said endorsements are genuine and effective and in compliance with such other regulations as may be prescribed by or under the authority of the Board of Directors. Where a transfer of shares is made for collateral security, and not absolutely, it shall be so expressed in the entry of transfer if, when the shares are presented, both the transferor and the transferee so request.
7.5. Restrictions on Transfer. If stock is represented by certificates, the face or reverse side of each certificate representing shares shall bear a conspicuous notation of any restriction imposed by the Corporation upon the transfer of such shares. In the case of uncertificated shares, any such restrictions shall be contained in the notice or notices sent pursuant to applicable law.
7.6. Lost, Destroyed or Stolen Certificates. Where the owner claims that his certificates for shares have been lost, destroyed or wrongfully taken, a new certificate or uncertificated stock shall be issued in place thereof if the owner (a) so requests before the Corporation has notice that such shares have been acquired by a bona fide purchaser, and (b) satisfies such other reasonable requirements as may be prescribed by or under the authority of the Board of

Directors concerning proof of such loss, theft, or destruction and concerning the giving of a satisfactory bond or bonds of indemnity.
7.7. Consideration of Shares. The shares of the Corporation may be issued for such consideration as shall be fixed from time to time by the Board of Directors, consistent with the law of the State of Delaware.
7.8. Stock Regulations. The Board of Directors shall have the power and authority to make all such further rules and regulations not inconsistent with the statutes of the State of Delaware as it may deem expedient concerning the issue, transfer and registration of certificates or representing shares of the Corporation, or where stock is uncertificated, book entries representing such shares of the Corporation.
ARTICLE VIII. SEAL
The Board of Directors may provide for a corporate seal in an appropriate form or may provide that the Corporation shall have no seal.
ARTICLE IX. AMENDMENTS
9.1. By Stockholders. Except as otherwise set forth herein, in the certificate of incorporation or required by law, these bylaws may be adopted, amended or repealed by the stockholders entitled to vote at the stockholders annual meeting, by the affirmative vote of not less than two-thirds of the votes present or represented by outstanding shares at any meeting at which a quorum is in attendance.
9.2. By Directors. Except as otherwise set forth herein in the certificate of incorporation or required by law, the Board of Directors is expressly authorized to adopt, alter, amend, or repeal these bylaws by the affirmative vote of a majority of the Board of Directors at any meeting at which a quorum is present.
9.3. Implied Amendments. Any action taken or authorized by the Board of Directors which would be inconsistent with these bylaws, but is taken or authorized by the affirmative vote of not less than the number of votes or the number of directors required to amend the bylaws to conform with such action, shall be given the same effect as though the bylaws had been temporarily amended or suspended so far, but only so far, as is necessary to permit the specific action so taken or authorized.

ARTICLE X. INDEMNIFICATION
10.1. Mandatory Indemnification. (a) In all cases other than those set forth in Section 10.1(b) hereof and subject to the conditions and limitations set forth hereinafter in this Article X, the Corporation shall indemnify and hold harmless any person who is or was a party, or is threatened to be made a party, to any Action (see Section 10.16 for definitions of capitalized terms used herein) by reason of his or her status as an Executive and/or as to acts performed in the course of such Executive's duties to the Corporation and/or an Affiliate, against Liabilities and reasonable Expenses incurred by or on behalf of an Executive in connection with any Action, including, without limitation, in connection with the investigation, defense, settlement or appeal of any Action provided, that it is not determined by the Authority, or by a court, pursuant to Section 10.3 that the Executive engaged in misconduct which constitutes a Breach of Duty.
(b) To the extent an Executive has been successful on the merits or otherwise in connection with any Action, including, without limitation, the settlement, dismissal, abandonment or withdrawal of any such Action where the Executive does not pay, incur or assume any material Liabilities, or in connection with any claim, issue or matter therein, he or she shall be indemnified by the Corporation against reasonable Expenses incurred by or on behalf of him or her in connection therewith. The Corporation shall pay such Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 10.2), or to such other person or entity as the Executive may designate in writing to the Corporation, within ten (10) days after the receipt of the Executive's written request therefor, without regard to the provisions of Section 10.3. In the event the Corporation refuses to pay such requested Expenses the Executive may petition a court to order the Corporation to make such payment pursuant to Section 10.4.
(c) Notwithstanding any other provision contained in this Article X to the contrary, the Corporation shall not:
(i) indemnify, contribute or advance Expenses to an Executive with respect to any Action initiated or brought voluntarily by the Executive and not by way of defense, except with respect to Actions:
(1) brought to establish or enforce a right to indemnification, contribution and/or an advance of Expenses under Section 10.4, under the Statute as it may then be in effect or under any other applicable statute or law or otherwise as required;

(2) initiated or brought voluntarily by an Executive to the extent such Executive is successful on the merits or otherwise in connection with such an Action in accordance with and pursuant to Section 10.1(b); or
(3) as to which the Board determines it be appropriate.
(ii) indemnify an Executive against judgments, fines or penalties incurred in a Derivative Action if the Executive is finally adjudged liable to the Corporation by a court (unless the court before which such Derivative Action was brought determines that the Executive is fairly and reasonably entitled to indemnity for any or all of such judgments, fines or penalties); or
(iii) indemnify an Executive under this Article X for any amounts paid in settlement of any Action effected without the Corporation's written consent.
(d) The Corporation shall not settle any Action in any manner which would impose any Liabilities or other type of limitation on the Executive without the Executive's written consent. Neither the Corporation nor the Executive shall unreasonably withhold their consent to any proposed settlement.
(e) An Executive's conduct with respect to an employee benefit plan sponsored by or otherwise associated with the Corporation and/or an Affiliate for a purpose he or she reasonably believes to be in the interests of the participants in and beneficiaries of such plan is conduct that does not constitute a breach or failure to perform his or her duties to the Corporation or an Affiliate, as the case may be.
10.2. Advance for Expenses. (a) The Corporation shall pay to an Executive, or to such other person or entity as the Executive may designate in writing to the Corporation, his or her reasonable Expenses incurred by or on behalf of such Executive in connection with any Action, or claim, issue or matter associated with any such Action, in advance of the final disposition or conclusion of any such Action (or claim, issue or matter associated with any such Action), within ten (10) days after the receipt of the Executive's written request therefor; provided, the following conditions are satisfied:
(i) the Executive has first requested an advance of such Expenses in writing (and delivered a copy of such request to the Corporation) from the insurance carrier(s), if any, to whom a claim has been reported under an applicable insurance policy purchased by the Corporation and each such insurance carrier, if any, has declined to make such an advance;
(ii) the Executive furnishes to the Corporation an executed written certificate affirming his or her good faith belief that he or she has not engaged in misconduct which constitutes a Breach of Duty; and
(iii) the Executive furnishes to the Corporation an executed written agreement to repay any advances made under this Section 10.2 if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation for such Expenses pursuant to this Article X or otherwise.
(b) If the Corporation makes an advance of Expenses to an Executive pursuant to this Section 10.2, the Corporation shall be subrogated to every right of recovery the Executive may have against any insurance carrier from whom the Corporation has purchased insurance for such purpose.
10.3. Determination of Right to Indemnification. (a) Except as otherwise set forth in this Section 10.3 or in Section 10.1(c), any indemnification to be provided to an Executive by the Corporation under Section 10.1(a) upon the final disposition or conclusion of any Action, or any claim, issue or matter associated with any such Action, unless otherwise ordered by a court, shall be paid by the Corporation to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 10.2), or to such other person or entity as the Executive may designate in writing to the Corporation, within sixty (60) days after the receipt of the Executive's written request therefor. Such request shall include an accounting of all amounts for which indemnification is being sought. No further corporate authorization for such payment shall be required other than this Section 10.3(a).
(b) Notwithstanding the foregoing, the payment of such requested indemnifiable amounts pursuant to Section 10.1(a) may be denied by the Corporation if:
(i) the Board by a majority vote thereof determines that the Executive has engaged in misconduct which constitutes a Breach of Duty; or
(ii) a majority of the directors of the Corporation is party in interest to such Action.

(c) In either event of nonpayment pursuant to Section 10.3(b), the Board shall immediately authorize and direct, by resolution, that an independent determination be made as to whether the Executive has engaged in misconduct which constitutes a Breach of Duty and, therefore, whether indemnification of the Executive is proper pursuant to this Article X.
(d) Such independent determination shall be made, at the option of the Executive(s) seeking indemnification, by (i) a panel of three arbitrators (selected as set forth below in Section 10.3(f) from the panels of arbitrators of the American Arbitration Association) in New York, New York, in accordance with the Commercial Arbitration Rules then prevailing of the American Arbitration Association; (ii) an independent legal counsel mutually selected by the Executive(s) seeking indemnification and the Board by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such Action (or, if such quorum is not obtainable, by the majority vote of the entire Board); or (iii) a court in accordance with Section 10.4.
(e) In any such determination there shall exist a rebuttable presumption that the Executive has not engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation.
(f) If a panel of arbitrators is to be employed hereunder, one of such arbitrators shall be selected by the Board by a majority vote of a quorum thereof consisting of directors who were not parties in interest to such Action (or, if such quorum is not obtainable, by an independent legal counsel chosen by the majority vote of the entire Board), the second by the Executive(s) seeking indemnification and the third by the previous two arbitrators.
(g) The Authority shall make its independent determination hereunder within sixty (60) days of being selected and shall simultaneously submit a written opinion of its conclusions to both the Corporation and the Executive.
(h) If the Authority determines that an Executive is entitled to be indemnified for any amounts pursuant to this Article X, the Corporation shall pay such amounts to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 10.2), including interest thereon as provided in Section 10.6(c), or to such other person or entity as the Executive may designate in writing to the Corporation, within ten (10) days of receipt of such opinion.

(i) The Expenses associated with the indemnification process set forth in this Section 10.3, including, without limitation, the Expenses of the Authority selected hereunder, shall be paid by the Corporation.
10.4. Court-Ordered Indemnification and Advance for Expenses. (a) An Executive may, either before or within two years after a determination, if any, has been made by the Authority, petition the court before which such Action was brought or any other court of competent jurisdiction to independently determine whether or not he or she has engaged in misconduct which constitutes a Breach of Duty and is, therefore, entitled to indemnification under the provisions of this Article X. Such court shall thereupon have the exclusive authority to make such determination unless and until such court dismisses or otherwise terminates such proceeding without having made such determination. An Executive may petition a court under this Section 10.4 either to seek an initial determination by the court as authorized by Section 10.3(d) or to seek review by the court of a previous adverse determination by the Authority.
(b) The court shall make its independent determination irrespective of any prior determination made by the Authority; provided, however, that there shall exist a rebuttable presumption that the Executive has not engaged in misconduct which constitutes a Breach of Duty and is therefore entitled to indemnification hereunder. The burden of rebutting such presumption by clear and convincing evidence shall be on the Corporation.
(c) In the event the court determines that an Executive has engaged in misconduct which constitutes a Beach of Duty, it may nonetheless order indemnification to be paid by the Corporation if it determines that the Executive is fairly and reasonably entitled to indemnification in view of all of the circumstances of such Action.
(d) In the event the Corporation does not (i) advance Expenses to the Executive within ten (10) days of such Executive's compliance with Section 10.2; or (ii) indemnify an Executive with respect to requested Expenses under Section 10.1(b) within ten (10) days of such Executive's written request therefor, the Executive may petition the court before which such Action was brought, if any, or any other court of competent jurisdiction to order the Corporation to pay such reasonable Expenses immediately. Such court, after giving any notice it considers necessary, shall order the Corporation to pay such Expenses if it determines that the Executive has complied with the applicable provisions of Section 10.2 or 10.1(b), as the case may be.

(e) If the court determines pursuant to this Section 10.4 that the Executive is entitled to be indemnified for any Liabilities and/or Expenses, or to the advance of Expenses, unless otherwise ordered by such court, the Corporation shall pay such Liabilities and/or Expenses to the Executive (net of all Expenses, if any, previously advanced to the Executive pursuant to Section 10.2), including interest thereon as provided in Section 10.6(c) or to such other person or entity as the Executive may designate in writing to the Corporation, within ten (10) days of the rendering of such determination.
(f) An Executive shall pay all Expenses incurred by such Executive in connection with the judicial determination provided in this Section 10.4, unless it shall ultimately be determined by the court that he or she is entitled, in whole or in part, to be indemnified by, or to receive an advance from, the Corporation as authorized by this Article X. All Expenses incurred by an Executive in connection with any subsequent appeal of the judicial determination provided for in this Section 10.4 shall be paid by the Executive regardless of the disposition of such appeal.
10.5. Termination of an Action Is Nonconclusive. The adverse termination of any Action against an Executive by judgment, order, settlement or conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that the Executive has engaged in misconduct which constitutes a Breach of Duty.
10.6. Partial Indemnification; Reasonableness; Interest. (a) If it is determined by the Authority, or by a court, that an Executive is entitled to indemnification as to some claims, issues or matters, but not as to other claims, issues or matters, involved in any Action, the Authority, or the court, shall authorize the proration and payment by the Corporation of such Liabilities and/or reasonable Expenses with respect to which indemnification is sought by the Executive, among such claims, issues or matters as the Authority, or the court, shall deem appropriate in light of all of the circumstances of such Action.
(b) If it is determined by the Authority, or by a court, that certain Expenses incurred by or on behalf of an Executive are for whatever reason unreasonable in amount, the Authority, or the court, shall nonetheless authorize indemnification to be paid by the Corporation to the Executive for such Expenses as the Authority, or the court, shall deem reasonable in light of all of the circumstances of such Action.

(c) Interest shall be paid by the Corporation to an Executive, to the extent deemed appropriate by the Authority, or by a court, at a reasonable interest rate, for amounts for which the Corporation indemnifies or advances to the Executive.
10.7. Insurance; Subrogation. (a) The Corporation may purchase and maintain insurance on behalf of any person who is or was an Executive of the Corporation, and/or is or was serving as an Executive of an Affiliate, against Liabilities and/or Expenses asserted against him or her and/or incurred by or on behalf of him or her in any such capacity or arising out of his or her status as such an Executive, whether or not the Corporation would have the power to indemnify him or her against such Liabilities and/or Expenses under this Article X or under the Statute as it may then be in effect. Except as expressly provided herein, the purchase and maintenance of such insurance shall not in any way limit or affect the rights and obligations of the Corporation and/or any Executive under this Article X. Such insurance may, but need not, be for the benefit of all Executives of the Corporation and those serving as an Executive of an Affiliate.
(b) If an Executive shall receive payment from any insurance carrier or from the plaintiff in any Action against such Executive in respect of indemnified amounts after payments on account of all or part of such indemnified amounts have been made by the Corporation pursuant to this Article X, such Executive shall promptly reimburse the Corporation for the amount, if any, by which the sum of such payment by such insurance carrier or such plaintiff and payments by the Corporation to such Executive exceeds such indemnified amounts; provided, however, that such portions, if any, of such insurance proceeds that are required to be reimbursed to the insurance carrier under the terms of its insurance policy, such as deductible, retention or coinsurance-insurance amounts, shall not be deemed to be payments to such Executive hereunder.
(c) Upon payment of indemnified amounts under this Article X, the Corporation shall be subrogated to such Executive's rights against any insurance carrier in respect of such indemnified amounts and the Executive shall execute and deliver any and all instruments and/or documents and perform any and all other acts or deeds which the Corporation shall deem necessary or advisable to secure such rights. The Executive shall do nothing to prejudice such rights of recovery or subrogation.
10.8. Witness Expenses. The Corporation shall advance or reimburse any and all reasonable Expenses incurred by or on behalf of an Executive in connection with his or her appearance as a witness in any Action at a time when he or she has not been formally named a defendant or respondent to such an Action, within ten (10) days after the receipt of an Executive's written request therefor.
10.9. Contribution. (a) Subject to the limitations of this Section 10.9, if the indemnity provided for in Section 10.1 is unavailable to an Executive for any reason whatsoever, the Corporation, in lieu of indemnifying the Executive, shall contribute to the amount incurred by or on behalf of the Executive, whether for Liabilities and/or for reasonable Expenses in connection with any Action in such proportion as deemed fair and reasonable by the Authority, or by a court, in light of all of the circumstances of any such Action, in order to reflect:
(i) the relative benefits received by the Corporation and the Executive as a result of the event(s) and/or transaction(s) giving cause to such Action; and/or
(ii) the relative fault of the Corporation (and its other Executives, employees and/or agents) and the Executive in connection with such event(s) and/or transaction(s).
(b) The relative fault of the Corporation (and its other Executives, employees and/or agents) on the one hand, and of the Executive, on the other hand, shall be determined by reference to, among other things, the parties' relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Liabilities and/or Expenses. The Corporation agrees that it would not be just and equitable if contribution pursuant to this Section 10.9 were determined by pro rata allocation or any other method of allocation which does not take into account the foregoing equitable considerations.
(c) An Executive shall not be entitled to contribution from the Corporation under this Section 10.9 in the event it is determined by the Authority, or by a court, that the Executive has engaged in misconduct which constitutes a Breach of Duty.
(d) The Corporation's payment of, and an Executive's right to, contribution under this Section 10.9 shall be made and determined in accordance with and pursuant to the provisions in Sections 10.3 and/or 10.4 relating to the Corporation's payment of, and the Executive's right to, indemnification under this Article X.

10.10. Indemnification of Employees. Unless otherwise specifically set forth in this Article X, the Corporation shall indemnify and hold harmless any person who is or was a party, or is threatened to be made a party to any Action by reason of his or her status as, or the fact that he or she is or was an employee or authorized agent or representative of the Corporation and/or an Affiliate as to acts performed in the course and within the scope of such employee's, agent's or representative's duties to the Corporation and/or an Affiliate, in accordance with and to the fullest extent permitted by the Statute as it may then be in effect.
10.11. Severability. If any provision of this Article X shall be deemed invalid or inoperative, or if a court of competent jurisdiction determines that any of the provisions of this Article X contravenes public policy, this Article X shall be construed so that the remaining provisions shall not be affected, but shall remain in full force and effect, and any such provisions which are invalid or inoperative or which contravene public policy shall be deemed, without further Action or deed by or on behalf of the Corporation, to be modified, amended and/or limited, but only to the extent necessary to render the same valid and enforceable, and the Corporation shall indemnify and hold harmless an Executive as to Liabilities and reasonable Expenses with respect to any Action to the full extent permitted by any applicable provision of this Article X that shall not have been invalidated and to the full extent otherwise permitted by the Statute as it may then be in effect.
10.12. Nonexclusivity of Article X. The right to indemnification, contribution and advancement of Expenses provided to an Executive by this Article X shall not be deemed exclusive of any other rights to indemnification, contribution and/or advancement of Expenses which any Executive or other employee or agent of the Corporation and/or of an Affiliate may be entitled under any charter provision, written agreement, resolution, vote of stockholders or disinterested directors of the Corporation or otherwise, including, without limitation, under the Statute as it may then be in effect, both as to acts in his or her official capacity as such Executive or other employee or agent of the Corporation and/or of an Affiliate or as to acts in any other capacity while holding such office or position, whether or not the Corporation would have the power to indemnify, contribute and/or advance Expenses to the Executive under this Article X or under the Statute: provided that it is not determined that the Executive or other employee or agent has engaged in misconduct which constitutes a Breach of Duty.
10.13. Notice to the Corporation; Defense of Actions. (a) An Executive shall promptly notify the Corporation in writing upon being served with or having actual knowledge of any citation, summons, complaint, indictment or any other similar document relating to any Action which may result in a claim of indemnification, contribution or advancement of Expenses hereunder, but the omission so to notify the Corporation will not relieve the Corporation from any liability which it may have to the Executive otherwise than under this Agreement unless the Corporation shall have been irreparably prejudiced by such omission.
(b) With respect to any such Action as to which an Executive notifies the Corporation of the commencement thereof:
(i) The Corporation shall be entitled to participate therein at its own expense; and
(ii) Except as otherwise provided below, to the extent that it may wish, the Corporation (or any other indemnifying party, including any insurance carrier, similarly notified by the Corporation or the Executive) shall be entitled to assume the defense thereof, with counsel selected by the Corporation (or such other indemnifying party) and reasonably satisfactory to the Executive.
(c) After notice from the Corporation (or such other indemnifying party) to the Executive of its election to assume the defense of an Action, the Corporation shall not be liable to the Executive under this Article X for any Expenses subsequently incurred by the Executive in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. The Executive shall have the right to employ his or her own counsel in such Action but the Expenses of such counsel incurred after notice from the Corporation (or such other indemnifying party) of its assumption of the defense thereof shall be at the expense of the Executive unless (i) the employment of counsel by the Executive has been authorized by the Corporation; (ii) the Executive shall have reasonably concluded that there may be a conflict of interest between the Corporation (or such other indemnifying party) and the Executive in the conduct of the defense of such Action; or (iii) the Corporation (or such other indemnifying party) shall not in fact have employed counsel to assume the defense of such Action, in each of which cases the Expenses of counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any Derivative Action or any Action as to which the Executive shall have made the conclusion provided for in clause (ii) above.
10.14. Continuity of Rights and Obligations. The terms and provisions of this Article X shall continue as to an Executive subsequent to his or her Termination Date and such terms and provisions shall inure to the benefit of the heirs, estate, executors and administrators of such Executive and the successors and assigns of the Corporation, including, without limitation any successor to the Corporation by way of merger, consolidation and/or sale or disposition of all or substantially all of the assets or capital stock of the Corporation. Except as provided herein, all rights and obligations of the Corporation and the Executive hereunder shall continue in full force and effect despite the subsequent amendment or modification of the Corporation's Certificate of Incorporation, as it is in effect on the date hereof, and such rights and obligations shall not be affected by any such amendment or modification, any resolution of directors or stockholders of the Corporation, or by any other corporate action which conflicts with or purports to amend, modify, limit or eliminate any of the rights or obligations of the Corporation and/or of the Executive hereunder.
10.15. Amendment. (a) This Article X may only be altered, amended or repealed by the affirmative vote of a majority of the stockholders of the Corporation so entitled to vote; provided, however, that the Board may alter or amend this Article X without such stockholder approval if any such alteration or amendment:
(i) is made in order to conform to any amendment or revision of the Delaware General Corporation Law, including, without limitation, the Statute, which (A) expands or permits the expansion of an Executive's right to indemnification thereunder; (B) limits or eliminates, or permits the limitation or elimination, of the liability of the Executives; or (C) is otherwise beneficial to the Executives; or
(ii) in the sole judgment and discretion of the Board, does not materially adversely affect the rights and protections of the stockholders of the Corporation.
(b) Any repeal, modification or amendment of this Article X shall not adversely affect any rights or protections of an Executive existing under this Article X immediately prior to the time of such repeal, modification or amendment.
10.16. Certain Definitions. The following terms as used in this Article X shall be defined as follows:
(a) "Action(s)" shall include, without limitation, any threatened, pending or completed action, claim, litigation, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, whether predicated on foreign, federal, state or local law, whether brought under and/or predicated upon the Securities Act of 1933, as amended, and/or the Securities Exchange Act of 1934, as amended, and/or their respective state counterparts and/or any rule or regulation promulgated thereunder, whether a Derivative Action and/or whether formal or informal.
(b) "Affiliate" shall include, without limitation, any Corporation, partnership, joint venture, employee benefit plan, trust, or other similar enterprise that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, the Corporation.
(c) "Authority" shall mean the panel of arbitrators or independent legal counsel selected pursuant to Section 10.3 .
(d) "Board" shall mean the Board of Directors of the Corporation.
(e) "Breach of Duty" shall mean the Executive breached or failed to perform his or her duties to the Corporation or an Affiliate, as the case may be, and the Executive's breach of or failure to perform those duties constituted:
(i) a breach of his or her "duty of loyalty" (as defined herein) to the Corporation or its stockholders;
(ii) acts or omissions not in "good faith" (as further defined herein) or which involve intentional misconduct or a knowing violation of the law;
(iii) a violation of Section 174 of the Delaware General Corporation Law; or
(iv) a transaction from which the Executive derived an improper direct personal financial profit (unless such profit is determined to be immaterial in light of all the circumstances).
In determining whether an Executive has acted or omitted to act otherwise than in "good faith," as such term is used herein, the Authority, or the court, shall determine solely whether such Executive (i) in the case of conduct in his or her "official capacity" (as defined herein) with the Corporation, believed in the exercise of his or her business judgment that his or her conduct was in the best interests of the Corporation; and (ii) in all other cases reasonably believed that his or her conduct was at least not opposed to the best interests of the Corporation.
(f) "Derivative Action" shall mean any Action brought by or in the right of the Corporation and/or an Affiliate.
(g) "Duty of loyalty" shall mean a breach of fiduciary duty by an Executive which constitutes a willful failure to deal fairly with the Corporation or its stockholders in connection with a transaction in which the Executive has a material undisclosed personal conflict of interest.
(h) "Executive(s)" shall mean any individual who is, was or has agreed to become a director and/or officer of the Corporation and/or an Affiliate.
(i) "Expenses" shall include, without limitation, any and all expenses, fees, costs, charges, attorneys' fees and disbursements, other out-of-pocket costs, reasonable compensation for time spent by the Executive in connection with the Action for which he or she is not otherwise compensated by the Corporation, any Affiliate, any third party or other entity and any and all other direct and indirect costs of any type or nature whatsoever.
(j) "Liabilities" shall include, without limitation, judgments, amounts incurred in settlement, fines, penalties and, with respect to any employee benefit plan, any excise tax or penalty incurred in connection therewith, and any and all other liabilities of every type or nature whatsoever.
(k) "Official capacity" shall mean the office of director or officer in the Corporation, membership on any committee of directors, any other offices in the Corporation held by an Executive and any other employment or agency relationship between the Executive and the Corporation and "official capacity," as such term is used herein, shall not include service for any Affiliate or other foreign or domestic Corporation or any partnership, joint venture, trust, employee benefit plan, or other enterprise.
(l) "Statute" shall mean Delaware General Corporation Law Section 145 (for any successor provisions).
(m) "Termination Date" shall mean the date an Executive ceases, for whatever reason, to serve in an employment relationship with the Company and/or any Affiliate.

XI. NOTICES
11.1. Notices. Except as otherwise provided herein or permitted by applicable law, notices to directors and stockholders shall be in writing and delivered personally or mailed to the directors or stockholders at their addresses appearing on the books of the Corporation. Without limiting the manner by which notice otherwise may be given effectively to stockholders, and except as prohibited by applicable law, any notice to stockholders given by the Corporation under any provision of applicable law, the certificate of incorporation, or these bylaws shall be effective if given by a single written notice to stockholders who share an address if consented to by the stockholders at that address to whom such notice is given. Any such consent shall be revocable by the stockholder by written notice to the Corporation. Any stockholder who fails to object in writing to the Corporation, within sixty (60) days of having been given written notice by the Corporation of its intention to send the single notice permitted under this Section 11.1, shall be deemed to have consented to receiving such single written notice. Notice to directors may be given by facsimile, telephone or other means of electronic transmission.
11.2. Waivers. A written waiver of any notice, given by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the sole purpose of objecting to the timeliness of notice.
ARTICLE XII. EXCLUSIVE FORUM
Unless the Corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, another state court located within the State of Delaware or, if no court located within the State of Delaware has jurisdiction, the federal district court for the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for (a) any derivative action or proceeding brought on behalf of the Corporation, (b) any action asserting a claim of breach of a fiduciary duty owed by, or other wrongdoing by, any director or officer of the Corporation to the Corporation or the Corporation’s stockholders, (c) any action asserting a claim against the Corporation arising pursuant to any provision of the Delaware General Corporation Law or these bylaws or the certificate of incorporation (as either may be amended or restated) or as to which the Delaware General Corporation Law confers jurisdiction on the Court of Chancery of the

State of Delaware, (d) any action to interpret, apply, enforce or determine the validity of these bylaws or the certificate of incorporation, or (e) any action asserting a claim against the Corporation governed by the internal affairs doctrine (any action described in clauses (a) through (e) being referred to as a “Covered Action”), in each such case unless the Court of Chancery of the State of Delaware determines that there is an indispensable party named as a defendant in such Covered Action not subject to the personal jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within fifteen (15) days following such determination) and can be subject to the jurisdiction of another court or forum within the United States. If any action the subject matter of which is within the scope of this Article XII is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article XII (an “Enforcement Action”); and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article.
ARTICLE XIII. MISCELLANEOUS
13.1. Facsimile Signatures. In addition to the provisions for use of facsimile signatures elsewhere specifically authorized in these bylaws, facsimile signatures of any officer or officers of the Corporation may be used whenever and as authorized by the Board of Directors or a committee thereof.
13.2. Reliance upon Books, Reports, and Records. Each director, each member of any committee designated by the Board of Directors, and each officer of the Corporation shall, in the performance of his or her duties, be fully protected in relying in good faith upon the books of account or other records of the Corporation and upon such information, opinions, reports, or statements presented to the Corporation by any of its officers or employees, or committees of the Board of Directors so designated, or by any other person as to matters which such director or committee member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation.

13.3. Fiscal Year. The fiscal year of the Corporation shall be as fixed by the Board of Directors.
13.4. Time Periods. In applying any provision of these bylaws which requires that an act be done or not be done a specified number of days prior to an event or that an act be done during a period of a specified number of days prior to an event, calendar days shall be used, the day of the doing of the act shall be excluded, and the day of the event shall be included.